UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2007
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico 87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

NASDAQ
As previously disclosed, on April 3, 2007, the NASDAQ Listing Qualifications Panel (the “Panel”) granted EMCORE Corporation (the “Company”) continued listing on the NASDAQ Stock Market. The continued listing was subject to certain conditions, including that the Company file its Form 10-K for the fiscal year ended September 30, 2006 and its Form 10-Q for the quarter ended December 31, 2006 no later than May 10, 2007. Also, as previously disclosed, the Company received notice from the NASDAQ Stock Market on May 10, 2007 that the Panel had granted the Company’s request filed on May 4, 2007 for an extension of the May 10, 2007 deadline. The extension was subject to certain conditions, including that the Company file its Form 10-K for the fiscal year ended September 30, 2006, its Form 10-Q for the quarter ended December 31, 2006 and its Form 10-Q for the quarter ended March 31, 2006 with the SEC by no later than June 18, 2007.

On May 25, 2007, the Company appealed the May 10, 2007 decision of the Panel by requesting that the NASDAQ Listing and Hearing Review Council (the “Listing Council”) review the Panel’s decision to grant the extension only through June 18, 2007. On June 8, 2007, the Company requested that the Listing Council stay the previously reported May 10, 2007 decision of the Panel to suspend the Company’s securities from trading on NASDAQ if the Company fails to file its reports with the SEC by June 18, 2007.

On June 12, 2007, the Company received an acknowledgement letter stating that the Listing Council would consider the Company’s appeal in August 2007. In addition, on June 15, 2007, the Company received a letter from The NASDAQ Stock Market, stating that the Listing Council has stayed the previously reported May 10, 2007 decision of the Panel and any future Panel determinations to suspend the Company’s securities from trading on NASDAQ, pending further review by the Listing Council. Consequently, the Company’s securities will continue to be listed and tradable on the NASDAQ National Market System until further action by the Listing Council to lift the stay, which will not occur prior to August 10, 2007. While there can be no assurance that the Company will become compliant with NASDAQ requirements that it file its periodic reports and restatement before the Listing Council takes any action lifting the stay, the Company continues to work diligently to do so.

Derivative Actions

On June 11, 2007, the Company learned that on May 22, 2007, two individual shareholders each filed a derivative action purportedly on behalf of the Company against certain members of the Company’s Board of Directors and certain current and former executives of the Company in the Superior Court of New Jersey. The Company has been named as a nominal defendant in each of the actions. The complaints, which were served on the Company on June 11, 2007, allege improprieties and violations of law in connection with the Company’s historical issuances of stock options. Each of the actions seeks on behalf of the Company, among other things, damages, equitable relief, corporate governance reforms, an accounting, rescission, restitution and costs and disbursements of the lawsuit. The Company’s Board of Directors intends to fully review the allegations in these lawsuits and will respond appropriately; however, upon initial review the complaints appear to be substantially similar to those raised in the derivative action previously reported on February 8, 2007, which remains ongoing.

* * * *

Statements contained in this Current Report on Form 8-K that disclose the Company’s intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties regarding the Company include but are not limited to (a) the finalization and audit of the Company’s unaudited fourth quarter and fiscal year 2006 results, (b) the effects of the Company’s voluntary review of its historic stock option granting practices, including (i) risks and uncertainties relating to developments in regulatory and legal guidance regarding stock option grants and accounting for such grants, (ii) the possibility that the Company will not be able to file additional reports with the Securities and Exchange Commission in a timely manner, (iii) the possibility that the Company in consultation with the Company's independent public accountants or the SEC, may determine that additional stock-based compensation expenses and other additional expenses be recorded in connection with affected option grants, (iv) the Company may incur negative tax consequences arising out of the stock option review, (v) the possible delisting of the Company’s stock from the NASDAQ National Market pursuant to NASDAQ Marketplace Rule 4310(c)(14), and (vi) risk of additional litigation arising out of or related to the Company’s stock option grants or a restatement of the Company’s financials, and (c) factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: June 15, 2007	By: /s/ Adam Gushard Name: Adam Gushard Title: Interim Chief Financial Officer